Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Phillip G. Creek
               Senior Vice President, Chief Financial Officer
      M/I Homes, Inc.
               (614) 418-8011

M/I Homes Reports New Contracts and
Homes Delivered; Backlog exceeds $1 billion

Columbus, Ohio (July 11, 2006) - M/I Homes, Inc. (NYSE:MHO) announces homes delivered and new contracts for the three- and six-month periods ended June 30, 2006 and backlog as of the end of the period.

Homes delivered for the 2006 second quarter increased 16% to 987 from 2005’s 853. For the six month period ended June 30, 2006, homes delivered were 1,819, up 12% from 1,628 in the same period of 2005. New contracts for 2006’s second quarter were 764 compared to 2005’s second quarter of 1,172. For the first six months, 2006’s new contracts declined to 1,901 from 2,250 in 2005.

The sales value of backlog of homes at June 30, 2006 was $1.025 billion with backlog units of 2,889 and an average sales price of $355,000. The backlog of homes at June 30, 2005 had a sales value of $1.052 billion with backlog units of 3,310 and an average sales price of $318,000. M/I Homes had 165 active subdivisions at June 30, 2006 compared to 127 at June 30, 2005.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are pleased to report higher homes delivered and a strong backlog. New contracts for the quarter were negatively impacted by a combination of factors, including reduced traffic, softening demand, increased cancellation rates and higher unsold inventory levels. As evidenced by these factors, housing conditions in most of our markets are challenging. We do, however, estimate that we will deliver a record 4,500 homes in 2006. ”

The Company expects to report second quarter financial results on July 27. You are invited to listen to the conference call over the Internet at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investor Relations” and select “Listen to the Conference Call.” The call, along with non-GAAP financial measures, will be available through July 27, 2007.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 66,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Homes and Shamrock Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

M/I HOMES, INC.
Homebuilding Operational Data

NEW CONTRACTS
	Three months ended			Six months ended
	June 30,			June 30,
			%			%
	2006	2005	Change	2006	2005	Change

Ohio &
Indiana	362	548	(34)	1,002	1,191	(16)

Florida	231	432	(47)	552	719	(23)

NC, DE
VA & MD	171	192	(11)	347	340	2

	764	1,172	(35)	1,901	2,250	(16)

HOMES DELIVERED
	Three months ended			Six months ended
	June 30,			June 30,
			%			%
	2006	2005	Change	2006	2005	Change

Ohio &
Indiana	464	522	(11)	833	938	(11)

Florida	378	202	87	743	449	65

NC, DE
VA & MD	145	129	12	243	241	1

	987	853	16	1,819	1,628	12

BACKLOG
	June 30, 2006			June 30, 2005
		Dollars	Average		Dollars	Average
	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Ohio &
Indiana	1,109	$ 308	$278,000	1,563	$ 441	$282,000

Florida	1,349	$ 537	$398,000	1,366	$ 422	$309,000

NC, DE
VA & MD	431	$ 180	$417,000	381	$ 189	$497,000

	2,889	$1,02	$355,000	3,310	$1,052	$318,000